PURCHASE AND SALE AGREEMENT

BETWEEN

GREAT NORTHERN ENERGY, INC.

AS SELLER

AND

RANGEFORD RESOURCES, INC.

AS PURCHASER

Executed on _______, 2012

Page

ARTICLE 1

PURCHASE AND SALE

1

Section 1.1

Purchase and Sale

1

Section 1.2

Assets

1

Section 1.3

Excluded Assets

2

Section 1.4

Effective Date; Proration of Costs and Revenues

3

Section 1.5

Delivery and Maintenance of Records

3

ARTICLE 2

PURCHASE PRICE

3

Section 2.1

Purchase Price

4

Section 2.2

Allocation of Purchase Price

5

ARTICLE 3

PROPERTY OPERATIONS & PURCHASE OBLIGATIONS

5

Section 3.1

Operations and Management if the Assets

5

ARTICLE 4

TITLE MATTERS

6

Section 4.1

Seller's Title

6

Section 4.2

Definition of Defensible Title

6

Section 4.3

Definition of Permitted Encumbrances

6

Section 4.4

Casualty or Condemnation Loss

8

ARTICLE 5

ENVIRONMENTAL MATTERS

8

Section 5.1

NORM

8

Section 5.2

Limitations

9

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF SELLER

9

Section 6.1

Disclaimers

9

Section 6.2

Existence and Qualification

10

Section 6.3

Power

10

Section 6.4

Authorization and Enforceability

10

Section 6.5

No Conflicts

11

Section 6.6

Liability for Brokers' Fees

11

Section 6.7

Litigation

11

Section 6.8

Taxes and Assessments

11

Section 6.9

Outstanding Capital Commitments

11

Section 6.10

Compliance with Laws

12

Section 6.11

Contracts

12

-i-

(continued)

Page

Section 6.12

Payments for Production

12

Section 6.13

Governmental Authorizations

13

Section 6.14

Consents and Preferential Purchase Rights

13

Section 6.15

Equipment

13

Section 6.16

Payout Balances

13

Section 6.17

Condemnation

13

Section 6.18

Bankruptcy

13

Section 6.19

Ownership of Certain Property

14

Section 6.20

Leases/Farmouts

14

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF PURCHASER

14

Section 7.1

Existence and Qualification

14

Section 7.2

Power

14

Section 7.3

Authorization and Enforceability

15

Section 7.4

No Conflicts

15

Section 7.5

Liability for Brokers' Fees

15

Section 7.6

Litigation

15

Section 7.7

Independent Investigation

15

Section 7.8

Limitation

16

Section 7.9

Bankruptcy.

16

Section 7.10

Consents

16

ARTICLE 8

COVENANTS OF THE PARTIES

16

Section 8.1

Access

16

Section 8.2

Government Reviews

17

Section 8.3

Notification of Breaches

17

Section 8.4

Letters-in-Lieu; Assignments

18

Section 8.5

Special Warranty of Title

18

Section 8.6

Further Assurances

18

ARTICLE 9

CONDITIONS TO COMPLETE THE TRANSACTION

18

Section 9.1

Conditions of Seller to Effective Date

18

Section 9.2

Conditions of Purchaser to Effective Date

19

ARTICLE 10

EFFECTIVE DATE PROCEDURES

20

-ii-

(continued)

Page

Section 10.1

Time and Place to Consummate the Transaction

20

Section 10.2

Obligations of Seller at Effective Date

21

Section 10.3

Obligations of Purchaser at Effective Date

21

Section 10.4

Effective Date Payment

22

ARTICLE 11

TERMINATION

22

Section 11.1

Termination

22

Section 11.2

Effect of Termination

22

Section 11.3

Distribution of Deposit Upon Termination

23

ARTICLE 12

MISCELLANEOUS

23

Section 12.1

Counterparts

23

Section 12.2

Notice

23

Section 12.3

Sales or Use Tax Recording Fees and Similar Taxes and Fees

24

Section 12.4

Expenses

24

Section 12.5

Purchase of Bonds, Letters of Credit and Guarantees

24

Section 12.6

Governing Law and Venue/Jurisdiction/Binding Arbitration

24

Section 12.7

Captions

25

Section 12.8

Waivers

25

Section 12.9

Assignment

25

Section 12.10

Entire Agreement

25

Section 12.11

Amendment

26

Section 12.12

No Third-Party Beneficiaries

26

Section 12.13

Construction

26

Section 12.14

Limitation on Damages

26

Section 12.15

Confidentiality

26

ARTICLE 13

DEFINITIONS

27

-iii-

EXHIBITS AND SCHEDULES

Exhibit A	Leases
Exhibit A-1	Properties
Exhibit A-2	Excluded Equipment
Exhibit B	Conveyance
Exhibit C	Investor Rights Agreement
Exhibit D	Registration Rights Agreement

Schedule 1.2(d)	Contracts
Schedule	Surface Contracts
Schedule 1.3(d)	Existing Claims / Causes of Action
Schedule 1.3(g)	Leased Personal Property
Schedule 2.2	Allocated Value

Schedule 0	Litigation
Schedule 0	Taxes and Assessments
Schedule 0	Outstanding Capital Commitments
Schedule 0	Compliance With Laws

Schedule 0(b)	Other Contracts
Schedule 0	Payments For Production
Schedule 0	Governmental Authorizations
Schedule 0	Preferential Rights & Consents to Assign

Schedule 0	Leases
Schedule	Inventory / Surplus
Schedule 10.4(a)	Seller's Wiring Instructions
Schedule	Known Claims & Proceedings

-iv-

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (the "Agreement"), is executed on __________________, 2012, by and between Great Northern Energy, Inc., a Texas corporation ("Seller"), and Rangeford Resources, Inc., a Nevada corporation ("Purchaser").

RECITALS:

A.

Seller desires to sell to Purchaser and Purchaser desires to purchase from Seller the Assets, in the manner and upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE 1

PURCHASE AND SALE

Section 1.1

Purchase and Sale.

At the Effective Date, and upon the terms and subject to the conditions of this Agreement, Seller agrees to sell and convey to Purchaser and Purchaser agrees to purchase, accept and pay for the Assets under the terms hereof. Capitalized terms used herein shall have the meanings ascribed to them in this Agreement as such terms are identified and/or defined in Article 13 hereof.

Section 1.2

Assets.

As used herein, the term "Assets" means, subject to the terms and conditions of this Agreement, the agreed upon percentages, as per Exhibit A, from Seller, the interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to the following, excluding, however, the Excluded Assets described as set forth in Section 1.3 hereafter:

(a)

Working Interests in the oil and gas leases; applicable carried interests; farmout rights; and other properties and interests as described on Exhibit A, subject to such limitations and other restrictions as may be set forth on Exhibit A or in such documents (collectively, the "Leases"), the lands covered by the Leases or the Lands pooled, unitized, communitized or consolidated therewith (collectively the "Lands");

(b)

Working Interests, per Exhibit A, in the oil or gas wells located on the Lands, whether producing, shut-in, not completed, or temporarily abandoned, including the interests in the wells shown on Exhibit A-1 attached hereto (the "Wells");

(c)

Working Interests, per Exhibit A, in the Leasehold interest of Seller, the Leases together with the Lands and Wells, being hereinafter referred to collectively as the

"Properties" and individually as a "Property"), and including interests of Seller in production from any such Lease, described in Exhibit A, and all tenements, hereditaments and appurtenances belonging to the Leases and Wells;

(d)

All Hydrocarbons, subject to the limitations in Exhibit A, produced from or attributable to the Properties from and after the Effective Date;

(e)

Access to the original documents comprising all lease files; land files; well files; gas processing files; division order files; abstracts; land surveys; non-confidential logs; maps; engineering data and reports; geologic, excluding any books, records, data, files, maps and accounting records to the extent disclosure or transfer is restricted by third-party agreement or applicable Law and the necessary consents to transfer are not obtained pursuant to Section 3.5 or subjected to payment of a fee or other consideration by any license agreement or other agreement with a Person other than an Affiliate of Seller, or by applicable Law, and for which no consent to transfer has been received or for which Purchaser has not agreed in writing to pay the fee or other consideration, as applicable;  and Seller's reserve studies and evaluations and engineering studies.

Section 1.3

Excluded Assets.

Notwithstanding the foregoing, the Assets shall not include, and is hereby expressly excepted, reserved and excluded from the purchase and sale agreed herein (collectively, the "Excluded Assets"):

(a)

any remaining percentages of Working Interests in the Properties, Contracts, Surface Contracts, Equipment, and Hydrocarbons not included in the Working Interests acquired under this Agreement;

(b)

all corporate, financial, income and franchise tax and legal records of Seller that relate to the Working Interests being conveyed generally (whether or not relating to the Assets), and all books, records and files that relate to the Excluded Assets and those records retained by Seller pursuant to Section 1.2(f) and copies of any other records retained by Seller pursuant to Section 1.5;

(c)

any items expressly identified on Exhibit A-2;

(d)

all rights to any refund of Taxes or other costs or expenses borne by Seller or Seller's predecessors in interest and title attributable to periods prior to the Effective Date;

(e)

Seller's area-wide bonds, permits and licenses or other permits, licenses or authorizations used in the conduct of Seller's business generally;

(f)

all trade credits, account receivables, note receivables, take-or-pay amounts receivable, and other receivables attributable to the Assets with respect to any period of time prior to the Effective Date; and

(g)

all personal property or seller-owned property (including, without limitation, leased vehicles); and/or

(h)

all seller-created methods or intellectual property.

Section 1.4

Effective Date; Proration of Costs and Revenues.

(a)

Possession of the interests in the Assets as described on Exhibit A shall be transferred from Seller to Purchaser at the time of achievement of delivery of audited financial statements pursuant to SEC Rules and Regulations for the assets being purchased, which shall be deemed the Effective Date, but no later than January 15th, 2013 at midnight (Central Standard Time), after which the sale expires.

(b)

After the Effective Date, sharing of revenues and Property Costs derived from ownership of the Properties will be according to an AAPL 610 Operating Agreement and in accordance with Council of Petroleum Accountants Society (COPAS) standards following closing of this ale and transfer of assets. "Property Costs" means all costs attributable to the ownership and operation of the Assets (including without limitation costs of insurance and ad valorem, property, severance, production and similar Taxes based upon or measured by the ownership or operation of the Assets or the production of Hydrocarbons therefrom) and, capital expenditures incurred in the ownership and operation of the Assets in the ordinary course of business and, where applicable, in accordance with the relevant operating agreement, and overhead costs charged to the Assets under the relevant operating agreement.

Section 1.5

Delivery and Maintenance of Records.

(a)

Seller, at Purchaser's cost, shall use reasonable efforts to deliver copies of original Records (FOB Seller's office) to Purchaser by December 1, 2012, limited to all records of properties obtained by Seller under the original purchase.

(b)

Seller, as long as Seller continues as the Operator will (i) retain the Records, (ii) provide Purchaser, its Affiliates and its Affiliates' employees, and its and their officers, employees and representatives with access to the Records during normal business hours for review and copying at Purchaser's expense.

ARTICLE 2

PURCHASE PRICE

Section 2.1

Purchase Price.

(a)

$3,900,000 shall be the cash portion of the Purchase Price for the Assets listed on Exhibit A, and is broken down as follows:

1)

Purchaser has tendered a deposit, in the amount of $100,000, as of November 5, 2012, which shall serve as partial consideration only for execution of this Agreement, and serve as a non-refundable deposit, against the purchase price hereunder.

2)

On December 1, 2012, the Purchaser shall pay Seller $1,100,000 in the form of a note, with cash due under the terms of the note paid as agreed, issue of a note will not be considered payment under the terms of this agreement.  See Section 2.1(a) 4) hereinbelow.

3)

On December 1, 2012, the Purchaser shall pay Seller $2,700,000 in the form of a note, with cash due under the terms of the note paid as agreed, issue of a note will not be considered payment under the terms of this agreement.  See Section 2.1(a) 5) hereinbelow.

4)

The Purchaser shall issue Seller $1,100,000 in the form of a Promissory Note bearing interest at 8% per annum due and payable in full twelve months from date of Note whichever is earlier, with four equal quarterly payments Due December 1, 2012, March 1, 2013, June 1, 2013, and September 1, 2013 secured by the assets being purchased hereunder, and, in the event that Closing does not occur hereunder, the Note shall remain due and payable under its terms. The Promissory Note and Pledge and Security Agreement shall be in reasonable and customary form and terms satisfactory to Seller.

5)

The Purchaser shall issue Seller $2,700,000 in the form of a Promissory Note due June 30, 2012 with a payment of $1,200,000 due by December 1, 2012, secured by the assets being purchased hereunder, and the Promissory Note and Pledge and Security Agreement shall be in reasonable customary form and terms satisfactory to Seller

(b)

A portion of the Purchase Price consideration is stock of the Purchaser to be issued on the Effective Date to benefit of Seller, and on the Effective Date, Purchaser shall issue 6,500,000 common shares of fully paid and non assessable shares to Seller. Purchaser shall execute at Effective Date, the Investor Rights agreement attached as Exhibit C.

(c)

Purchaser also agrees to reserve 3,500,000 additional shares of common stock of Purchaser to be used by Seller for the acquisition of additional Working Interests in the subject properties described in Exhibit A at Seller’s sole discretion.

(d)

Purchaser also agrees to reserve 3,500,000 additional shares of common stock of Purchaser to be used by Seller, for the acquisition of additional Working Interests in the subject properties described in Exhibit A. Upon duly executed Purchase Agreements for such interests, being delivered, the Board shall authorize the issuance of such shares to the Seller’s designated party. Any balance of the 3,500,000 shares that have not been used for such additional Working Interests acquisition shall be deemed  .    The remainder of the 3,5000,000 shares not consumed in the rollup of Working Interests for the Rangeford / Purchaser interests ( and not to exceed a total of 3,500,000 aggregate total shares)  will be given to Seller on or before April 1st, 2013, at no additional costs, for every  1,000,000 barrels of oil in place over 150,000,000 in the original property granted herein , at the rate of 15,000 shares per 1,000,000 barrels over 150,000,000 BOE in place.  The oil in place shall be based upon the final reserve report of oil in place or the equivalent Core Labs report or data and / or Schlumberger data which will support an oil in place calculation on volumetric calculated basis using industry standards for such volumetric calculations.

1)

All Seller and Working Interest Acquisition Shares, when issued, shall hold full voting rights upon issue date, as well as piggy back registration rights, and certain other rights, terms, and conditions applicable to such stock as stated in a mutually agreed Investor Rights the and Registration Rights Agreement to be executed prior to or simultaneously with the Effective Date.

Section 2.2

Allocation of Purchase Price.

Concurrent with the execution of this Agreement, Purchaser and Seller will agree upon an allocation of the unadjusted Purchase Price among each of the Assets, in compliance with the principles of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder. Such allocation of value shall be attached to this Agreement as Schedule 2.2. The "Allocated Value" for any Asset equals the portion of the unadjusted Purchase Price allocated to such Asset on Schedule 2.2. After Seller and Purchaser have agreed on the Allocated Values for the Assets, Seller will be deemed to have accepted such Allocated Values for purposes of this Agreement and the transactions contemplated hereby, but otherwise make no representation or warranty as to the accuracy of such values. Seller and Purchaser agree (i) that the Allocated Values shall be used by Seller and Purchaser as the basis for reporting asset values and other items for purposes of all federal, state, and local Tax Returns, including without limitation Internal Revenue Service Form 8594 and (ii) that neither they nor their Affiliates will take positions inconsistent with the Allocated Values in notices to government authorities, in audit or other proceedings with respect to Taxes, in notices to preferential purchaser right holders, or in other documents or notices relating to the transactions contemplated by this Agreement. Purchaser and Seller further agree that, on or before the Effective Date, they will mutually agree as to the further allocation of the Allocated Values included in Schedule 2.2 as to the relative portion of those values attributable to leasehold costs and depreciable equipment.

ARTICLE 3

PROPERTY OPERATIONS & PURCHASER OBLIGATIONS

Section 3.1

Operations and Management of the Assets.

(a)

Seller shall be the irrevocable operator and manager, under the AAPL Operating Agreement, of all assets on Exhibit A for a minimum of three years. During this period, Seller cannot be removed as the listed, bonded and registered operator of any of the assets for any reason whatsoever, except Bankruptcy or abandonment

(b)

On December 1, 2012, Purchaser shall have capitalized Rangeford Resources, Inc., with the sum of $1,400,000, which shall be designated and reserved for the Seller's operational funding and the purchased Working Interests allocable improvement funding, which funds will be released and payable to Seller on a monthly basis, at a rate of $250,000 per month, subject to the accounting procedures and requirements of the AAPL Operating Agreement and COPAS. The first release of monthly operational and improvements funds shall occur on the first day of the month following the month of the Effective Date. This money is separate and distinct from the Purchase Price, and serves as a commitment to enhance the assets and support Seller's operations. Failure to adhere to this paragraph may be a material breach by Purchaser, and the provisions of the Operating Agreement as to remedies shall govern.

ARTICLE 4

TITLE MATTERS

Section 4.1

Seller's Title.

(a)

The provisions of this Article 4 and the covenant set forth in Section 8.5 provide Purchaser's exclusive remedy with respect to title to the Assets.

(b)

The conveyance to be delivered by Seller to Purchaser shall be substantially in the form of Exhibit B hereto (the "Conveyance").

(c)

Seller warrants marketable and/or defensible title to Purchaser, by, through and under Sellers.

Section 4.2

Definition of Defensible Title.

As used in this Agreement, the term "Defensible Title" means that title of Seller which, subject to Permitted Encumbrances:

(a)

Entitles Seller to receive a share of the oil, gas and other associated minerals produced, saved and marketed from any Unit or Well (after satisfaction of all royalties, overriding royalties, nonparticipating royalties, net profits interests or other similar burdens on or measured by production of oil and gas) (a "Net Revenue Interest"), of not less than the "Net Revenue Interest" share shown in Exhibit A-1 for such Unit or Well; and

(b)

Is free and clear of liens and encumbrances.

Section 4.3

"'Definition of Permitted Encumbrances.

As used herein, the term "Permitted Encumbrances" means any or all of the following:

(a)

Royalties, nonparticipating royalty interests, net profits interests and any overriding royalties, reversionary interests and other burdens to the extent that they do not, individually or in the aggregate, reduce Seller's Net Revenue Interest below that shown in Exhibit A-1 on any specific Unit, Well or Farmout Agreement;

(b)

All leases, unit agreements, pooling agreements, operating agreements, production sales contracts, division orders and other contracts, agreements and instruments applicable to the Assets, to the extent that they do not, individually or in the aggregate: (i) reduce Seller's Net Revenue Interest below that shown in Exhibit A-1 and (ii) materially detract from the value of or materially interfere with the use or ownership of the Assets;

(c)

Preferential rights or Seller to purchase the Assets limited to those shown on Schedule 3.3(c) attached hereto;

(d)

Liens for current Taxes or assessments not yet delinquent or, if delinquent, being contested in good faith by appropriate actions, such contested actions being reflected in Schedule 4.3(e);

(e)

Materialman's, mechanic's, repairman's, employee's, contractor's, operator's and other similar lien rights for liens, not yet recorded, or charges arising in the ordinary course of business for amounts not yet delinquent (including any amounts being withheld as provided by law), or if delinquent, being contested in good faith by appropriate actions, such contested actions being reflected in Schedule 4.3(f). A recorded lien shall not be a "Permitted Encumbrance";

(f)

All rights to consent, required notices to, filings with, or other actions by Governmental Bodies in connection with the sale or conveyance of the Assets if they are not required prior to the sale or conveyance or are of a type customarily obtained after Effective Date;

(g)

Rights of reassignment arising upon final intention to abandon or release all or any part of the Assets;

(h)

Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations to the extent that they do not, individually or in the aggregate: (i) reduce Seller's Net Revenue Interest below that shown in Exhibit A-1 or increase Seller's working interest above that shown in Exhibit A-1 without a corresponding increase in Net Revenue Interest and (ii) materially detract from the value of or materially interfere with the use or ownership of the Assets;

(i)

Calls on production under existing Contracts;

(j)

All rights reserved to or vested in any Governmental Body to control or regulate any of the Assets in any manner and all obligations and duties under all applicable laws, rules and orders of any such Governmental Body or under any franchise, grant, license or permit issued by any such Governmental Body;

(k)

Any encumbrance on or affecting the Assets which is expressly assumed, bonded or paid by Purchaser at or prior to Effective Date or which is discharged by Seller at or prior to Effective Date;

(l)

Any matters shown on Exhibit A-1; and

(m)

Other liens, charges, encumbrances, defects or irregularities which do not materially impair the title of any Properties, Leases, Units, Wells, wellbores or Farmout Agreements, or materially interfere with the use or ownership of the Assets subject thereto or affected thereby (as currently used or owned), which would be accepted by a reasonably prudent purchaser engaged in the business of owning and operating oil and gas properties, and which do not reduce Seller's Net Revenue Interest below that shown in Exhibit A-1.

Section 4.4

Casualty or Condemnation Loss.

(a)

If, after the date of this Agreement but prior to the Effective Date, any portion of the Assets is destroyed by fire or other casualty or is taken in condemnation or under right of eminent domain, and the loss as a result of such individual casualty or taking exceeds Fifty Thousand and No/100 Dollars ($50,000.00), Seller shall cause the Assets affected by any casualty or taking to be repaired or restored prior to Effective Date to at least its condition prior to such casualty, at Seller's sole cost, as promptly as reasonably practicable (which work may extend after the Effective Date). Seller shall retain all rights to insurance and other claims against third parties with respect to the casualty or taking except to the extent the parties otherwise agree in writing.

ARTICLE 5

ENVIRONMENTAL MATTERS

Section 5.1

NORM.

Purchaser acknowledges the following:

(a)

The Assets have been used for exploration, development, and production of oil and gas and that there may be petroleum, produced water, wastes, or other materials located on or under the Properties or associated with the Assets.

(b)

Equipment and sites included in the Assets may contain asbestos, hazardous substances, or NORM.

(c)

NORM may affix or attach itself to the inside of wells, materials, and equipment as scale, or in other forms.

(d)

The wells, materials, and equipment located on the Properties or included in the Assets may contain NORM and other wastes or hazardous substances.

(e)

NORM containing material and other wastes or hazardous substances may have come in contact with the soil.

(f)

Special procedures may be required for the remediation, removal, transportation, or disposal of soil, wastes, asbestos, hazardous substances, and NORM from the Assets.

Section 5.2

Limitations.

Purchaser acknowledges that Seller has not made and will not make any representation or warranty regarding any matter or circumstance relating to Environmental Laws, the release of materials into the environment or protection of the environment or health, and that nothing in Article 6 or otherwise shall be construed as such a representation or warranty.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF SELLER

Section 6.1

Disclaimers.

(a)

Except as and to the extent expressly set forth in Articles 4, 6 and 7 of this Agreement or Schedules hereto or in the certificate of Seller to be delivered pursuant to Section 10.2(d) or in the Conveyance instruments to be delivered by Seller to Purchaser hereunder, with respect to the Assets and the transactions contemplated hereby (i) SELLER MAKES NO COVENANTS, REPRESENTATIONS OR WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, AND (ii) SELLER EXPRESSLY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY COVENANT, REPRESENTATION, WARRANTY, STATEMENT OR INFORMATION MADE OR COMMUNICATED (ORALLY OR IN WRITING) TO PURCHASER OR ANY OF ITS AFFILIATES, EMPLOYEES, AGENTS, CONSULTANTS OR REPRESENTATIVES (INCLUDING, WITHOUT LIMITATION, ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN PROVIDED TO PURCHASER BY ANY OFFICER, DIRECTOR, EMPLOYEE, AGENT, CONSULTANT, REPRESENTATIVE OR ADVISOR OF SELLER OR ANY OF ITS AFFILIATES).

(b)

SELLER EXPRESSLY DISCLAIMS ANY COVENANT, REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, AS TO (i) TITLE TO ANY OF THE ASSETS, (ii) THE CONTENTS, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, OR ANY REPORT OF ANY PETROLEUM ENGINEERING CONSULTANT, OR ANY GEOLOGICAL OR SEISMIC DATA OR INTERPRETATION, RELATING TO THE ASSETS, (iii) THE QUANTITY, QUALITY OR RECOVERABILITY OF PETROLEUM SUBSTANCES IN OR FROM THE ASSETS, (iv) ANY ESTIMATES OF THE VALUE OF THE ASSETS OR FUTURE REVENUES GENERATED BY THE ASSETS, (v) THE PRODUCTION OF PETROLEUM SUBSTANCES FROM THE ASSETS, (vi) ANY ESTIMATES OF OPERATING COSTS AND CAPITAL REQUIREMENTS FOR ANY WELL, OPERATION, OR PROJECT, (vii) THE MAINTENANCE, REPAIR, CONDITION, QUALITY, SUITABILITY, DESIGN OR MARKETABILITY OF THE ASSETS, (viii) THE CONTENT, CHARACTER OR NATURE OF ANY DESCRIPTIVE MEMORANDUM, REPORTS, BROCHURES, CHARTS OR STATEMENTS PREPARED BY THIRD PARTIES, (ix) ANY OTHER MATERIALS OR INFORMATION THAT MAY HAVE BEEN MADE AVAILABLE OR COMMUNICATED TO PURCHASER OR ITS AFFILIATES, OR ITS OR THEIR

EMPLOYEES, AGENTS, CONSULTANTS, REPRESENTATIVES OR ADVISORS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY DISCUSSION OR PRESENTATION RELATING THERETO, AND FURTHER DISCLAIMS ANY COVENANT, REPRESENTATION OR WARRANTY, STATUTORY, EXPRESS OR IMPLIED, OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OF ANY EQUIPMENT IT BEING EXPRESSLY UNDERSTOOD AND AGREED BY THE PARTIES HERETO THAT PURCHASER SHALL BE DEEMED TO BE OBTAINING THE ASSETS, INCLUDING THE EQUIPMENT AND PIPELINES, IN ITS PRESENT STATUS, CONDITION AND STATE OF REPAIR, "AS IS" AND "WHERE IS" WITH ALL FAULTS AND THAT PURCHASER HAS MADE OR CAUSED TO BE MADE SUCH INSPECTIONS AS PURCHASER DEEMS APPROPRIATE, OR (ix) ANY IMPLIED OR EXPRESS WARRANTY OF FREEDOM FROM PATENT OR TRADEMARK INFRINGEMENT.

(c)

Any representation "to the knowledge of Seller" or "to Seller's knowledge" is limited to matters within the actual knowledge of Seller or its officers. "Actual knowledge" for purposes of this Agreement means information actually personally known.

(d)

Inclusion of a matter on a Schedule to a representation or warranty which addresses matters having a Material Adverse Effect shall not be deemed an indication that such matter does, or may, have a Material Adverse Effect. Matters may be disclosed on a Schedule to this Agreement for purposes of information only.

(e)

Subject to the foregoing provisions of this Section 6.1, and the other terms and conditions of this Agreement, Seller represents and warrants to Purchaser the matters set out in Sections 6.2 through 6.20.

Section 6.2

Existence and Qualification.

Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and is duly qualified to do business as a foreign limited liability company where the Assets are located, except where the failure to so qualify would not have a Material Adverse Effect.

Section 6.3

Power.

Seller has the requisite power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

Section 6.4

Authorization and Enforceability.

The execution, delivery and performance of this Agreement, and the performance of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of Seller and its security holders. This Agreement has been duly executed and delivered by Seller (and all documents required hereunder to be executed and delivered by Seller at Effective Date will be duly executed and delivered by Seller) and this Agreement constitutes, and at the Effective Date such documents will constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 6.5

No Conflicts.

The execution, delivery and performance of this Agreement by Seller, and the transactions contemplated by this Agreement will not (i) violate any provision of the corporate agreement of Seller, (ii) result in default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any agreement to which Seller is a party or which affect the Assets, (iii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest, (iv) violate any Laws applicable to Seller or any of the Assets (except for rights to consent by, required notices to, and filings with or other actions by Governmental Bodies where the same are not required prior to the assignment of oil and gas interests), or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body, except any matters described in clauses (ii), (iii), (iv) or (v) above which would not have a Material Adverse Effect, and except for the matters or consents referenced in Schedule 6.15.

Section 6.6

Liability for Brokers' Fees.

Purchaser shall assume any responsibility, liability or expense, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 6.7

Litigation.

No written claim, written demand, written filing or investigation, proceeding, action, suit, or other legal proceeding of any kind or nature by or before any Governmental Body or arbitrator (including any take-or-pay claims) has been received by Seller or, to Seller's knowledge, is threatened or pending with respect to the Assets.

Section 6.8

Taxes and Assessments.

With respect to all Taxes related to the Assets, Seller warrants and represents (a) all required reports, returns, statements (including estimated reports, returns or statements), and other similar filings (the "Tax Returns") relating to the Assets required to be filed on or before the Effective Date by Seller with respect to any Taxes have been or will be timely filed with the appropriate Governmental Body in all jurisdictions in which such Tax Returns are required to be filed; and (b) such Tax Returns are true and correct in all material respects, and all Taxes reported on such Tax Returns have been paid.

With respect to all Taxes related to the Assets, except as set forth on Schedule 0, Seller further warrants and represents (a) there are not currently in effect any extension or waiver of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (b) there are no administrative proceedings or lawsuits pending against the Assets or Seller by any taxing authority; and (c) there are no Tax liens on any of the Assets except for liens for Taxes not yet due.

Section 6.9

Outstanding Capital Commitments.

As of the date of this Agreement, there is no single outstanding authority for expenditure which is binding on the Assets the value of which Seller reasonably anticipates exceeds Fifty Thousand and No/00 Dollars ($50,000.00), to the Seller's interests participating in the operation covered by such authority for expenditure, other than those shown on Schedule 0 hereto.

Section 6.10

Compliance with Laws.

To the knowledge of Seller, the Seller Operated Assets are, and Seller's operation of the Seller Operated Assets has been and currently is and the other Assets are and the operation of the other Assets has been and currently is, in substantial compliance with the provisions and requirements of all Laws of all Governmental Bodies having jurisdiction with respect to the Assets, or the ownership, operation, development, maintenance, or use of any thereof.

Section 6.11

Contracts.

Seller has paid its share of all costs (including without limitation Property Costs) payable by it under the Leases and Contracts, except those being contested in good faith and identified on Schedule 0(a). Seller is not and, to Seller's knowledge, no other party is, in default under any Contract except as disclosed on Schedule 0(a) and except such defaults as would not, individually or the aggregate, have a Material Adverse Effect. Schedule 6.11 sets forth all of the following Contracts included in the Assets or to which any of the Assets will be bound as of the Effective Date: (i) any agreement or contract for the sale, exchange, or other disposition of Hydrocarbons produced from or attributable to Seller's interest in the Assets that is not cancelable without penalty or other material payment on not more than thirty (30) days prior written notice; (ii) agreement of or binding upon Seller to sell, lease, farmout, or otherwise dispose of any interest in any of the Assets after the Effective Date, other than conventional rights of reassignment arising in connection with Seller's surrender or release of any of the Assets; (iii) any tax partnership agreement of or binding upon Seller affecting any of the Assets (iv) any agreement which can reasonably be expected to generate gross revenue per year for the owner of the Assets in excess of Fifty Thousand and No/00 Dollars ($50,000.00); and (v) any agreement which can reasonably be expected to require expenditures per year chargeable to the owner of the Assets in excess of Fifty Thousand and No/00 Dollars ($50,000.00).

Section 6.12

Payments for Production.

Except as set forth on Schedule 6.12, Seller is not obligated under any contract or agreement containing a take-or-pay, advance payment, prepayment, or similar provision, or under any gathering, transmission, or any other contract or agreement with respect to any of the Assets to sell, gather, deliver, process, or transport any gas without then or thereafter receiving full payment therefore.

Section 6.13

Governmental Authorizations.

Except as disclosed on Schedule 6.13, to the knowledge of Seller, Seller has obtained and is maintaining all federal, state and local governmental licenses, permits, franchises, orders, exemptions, variances, waivers, authorizations, certificates, consents, rights, privileges and applications therefore (the "Governmental Authorizations") that are presently necessary or required for the operation of the Seller Operated Assets as currently operated (including, but not limited to, those required under Environmental Laws), the loss of which would have a Material Adverse Effect. Except as disclosed in or Schedule 6.13 and except as would not have a Material Adverse Effect, (i) Seller has operated the Seller Operated Assets in accordance with the conditions and provisions of such Governmental Authorizations, and (ii) no notices of violation have been received by Seller, and no proceedings are pending or, to Seller's knowledge, threatened in writing that might result in any modification, revocation, termination or suspension of any such Governmental Authorizations or which would require any corrective or remediation action by Seller.

Section 6.14

Consents and Preferential Purchase Rights.

None of the Assets, or any portion thereof, is subject to any (i) preferential rights to purchase, (ii) or restrictions on assignment or required third-party consents to assignment that if not obtained would result in a termination of Seller's title to such Asset or (iii) to the best of Seller's knowledge, other third-party consents to assignment, which may be applicable to the transactions contemplated by this Agreement, except for (x) governmental consents and approvals of assignments that are customarily obtained after Effective Date, and (y) preferential rights, consents and restrictions as are set forth on Schedule 6.14.

Section 6.15

Equipment.

The Equipment has been maintained in an adequate manner for the normal operation of the Assets consistent with current practices.

Section 6.16

Payout Balances.

Schedule 6.16 contains a complete and accurate list of the status of any "payout" balance, as of the Effective Date, for the Wells subject to a reversion or other adjustment at some level of cost recovery or payout (or passage of time or other event other than termination of a Lease by its terms).

Section 6.17

Condemnation.

To Seller's knowledge, there is no actual or threatened taking (whether permanent, temporary, whole or partial) of any part of the Properties by reason of condemnation or the threat of condemnation.

Section 6.18

Bankruptcy.

There are no bankruptcy, reorganization, or similar arrangement proceedings pending, being contemplated by or, to Seller's knowledge, threatened against Seller or any Affiliate.

Section 6.19

Ownership of Certain Property.

Seller owns all tangible assets purported to be included in the Assets, free and clear of all liens and encumbrances.

Section 6.20

Leases/Farmouts.

With respect to Leases or Farmouts:

(a)

the Leases or Farmouts have been maintained by Seller according to their terms, in compliance with all material agreements contained therein or to which the Leases are subject;

(b)

to the knowledge of Seller, no other party to any Lease is in breach or default with respect to any of its material obligations thereunder; and

(c)

there are no provisions in the Leases or under any Contract or Law applicable to the Leases that increase the royalty share of the lessor thereunder.

Except as set forth in Schedule 6.20, (a) there are no Leases that are subject to a fixed term of duration, and (b) there are no unfulfilled drilling obligations affecting the Leases, other than (i) obligations implied in Law and (ii) provisions requiring optional drilling as a condition of maintaining or earning all or a portion of the Lease.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to Seller the following:

Section 7.1

Existence and Qualification.

Purchaser is a Nevada corporation organized, validly existing and in good standing under the laws of the state of Nevada, and shall be authorized to do business in the State of Texas; as of Effective Date hereunder and Purchaser is duly qualified to do business as a corporation in every jurisdiction in which it is required to qualify in order to conduct its business except where the failure to so qualify would not have a material adverse effect on Purchaser or its properties; and Purchaser is or will be duly qualified to do business as a corporation in the respective jurisdictions where the Assets to be transferred to it are located.

Section 7.2

Power.

Purchaser has the requisite power to enter into and perform this Agreement and consummate the transactions contemplated by this Agreement.

Section 7.3

Authorization and Enforceability.

The execution, delivery and performance of this Agreement, and the performance of the transaction contemplated hereby, have been duly and validly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser (and all documents required hereunder to be executed and delivered by Purchaser at Effective Date will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Effective Date such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 7.4

No Conflicts.

The execution, delivery and performance of this Agreement by Purchaser, and the transactions contemplated by this Agreement will not (i) violate any provision of limited partnership agreement or other constituent documents of Purchaser, (ii) result in a material default (with due notice or lapse of time or both) or the creation of any lien or encumbrance or give rise to any right of termination, cancellation or acceleration under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license or agreement to which Purchaser is a party, (iii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest, or (iv) violate any law, rule or decree applicable to Purchaser or any of its assets, or (v) require any filing with, notification of or consent, approval or authorization of any Governmental Body or authority, except any matters described in clauses (ii), (iii), (iv) or (v) above which would not have a material adverse affect on Purchaser.

Section 7.5

Liability for Brokers' Fees.

Seller shall not directly or indirectly have any responsibility, liability or expense, as a result of undertakings or agreements of Purchaser, for brokerage fees, finder's fees, agent's commissions or other similar forms of compensation in connection with this Agreement or any agreement or transaction contemplated hereby.

Section 7.6

Litigation.

As of the date of the execution of this Agreement, there are no actions, suits or proceedings pending, or to Purchaser's knowledge, threatened in writing before any Governmental Body against Purchaser or any subsidiary of Purchaser which are reasonably likely to impair materially Purchaser's ability to perform its obligations under this Agreement.

Section 7.7

Independent Investigation.

Purchaser is (or its advisors are) experienced and knowledgeable in the oil and gas business and aware of the risks of that business. Purchaser acknowledges and affirms as of the Effective Date that (i) it has completed its independent investigation, verification, analysis and evaluation of the Assets, and (ii) it has made all such reviews and inspections of the Assets as it has deemed necessary or appropriate.

Section 7.8

Limitation.

PURCHASER ACKNOWLEDGES THAT EXCEPT TO THE EXTENT CONTAINED IN AN EXPRESS REPRESENTATION, WARRANTY OR COVENANT IN ARTICLES 4, 6 AND 7 OF THIS AGREEMENT, THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO EFFECTIVE DATE PROCEDURES SECTION 10.2(d) OR THE CONVEYANCE, SELLER HAS MADE NO COVENANTS, REPRESENTATIONS OR WARRANTIES, WHETHER ORAL OR WRITTEN, AND SELLER DISCLAIMS ALL COVENANTS, REPRESENTATIONS AND WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, AS TO THE ACCURACY OR COMPLETENESS OF INFORMATION OBTAINED BY PURCHASER UNDER THIS SECTION, OR AS TO SELLER'S TITLE TO THE ASSETS, AND IN ENTERING INTO AND PERFORMING THIS AGREEMENT, PURCHASER HAS RELIED AND WILL RELY SOLELY UPON ITS INDEPENDENT INVESTIGATION OF, AND JUDGMENT WITH RESPECT TO, THE ASSETS, THEIR VALUE AND SELLER'S TITLE THERETO AND UPON THOSE COVENANTS, REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLES 4, 6 AND 7 OF THIS AGREEMENT, THE CERTIFICATE OF SELLER TO BE DELIVERED PURSUANT TO EFFECTIVE DATE PROCEDURES OR THE CONVEYANCE. PURCHASER UNDERSTANDS THAT SELLER MAKES NO COVENANT, REPRESENTATION OR WARRANTY OTHER THAN AS SPECIFICALLY CONTAINED HEREIN WITH REGARD TO THE ASSETS AND THAT IT IS PURCHASING THE ASSETS "WHERE IS" AND "AS IS." FURTHER, SELLER SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY CONCERNING THE ACCURACY OR COMPLETENESS OF ANY DOCUMENTS, RECORDS OR OTHER INFORMATION PROVIDED WITH REGARD TO THE ASSETS.

Section 7.9

Bankruptcy.

There are no bankruptcy, reorganization or receivership proceedings pending against, being contemplated by, or, to Purchaser's knowledge, threatened against Purchaser.

Section 7.10

Consents.

Except for consents and approvals for the assignment of the Assets to Purchaser that are customarily obtained after the assignment of properties similar to the Assets, there are no consents or other restrictions on assignment that any Purchaser is obligated to obtain or furnish, including, but not limited to, requirements for consents from third parties to any assignment (in each case) that would be applicable in connection with the consummation of the transactions contemplated by this Agreement by Purchaser.

ARTICLE 8

COVENANTS OF THE PARTIES

Section 8.1

Access.

Between the date of execution of this Agreement and continuing until the Effective Date, Seller will give Purchaser and its representatives access to the Assets and up to five days prior to

Effective Date access to and the right to copy, at Purchaser's expense, the Records in Seller's possession, for the purpose of conducting an investigation of the Assets, but only to the extent that Seller may do so without violating any obligations to any third party and to the extent that Seller has authority to grant such access without breaching any restriction binding on Seller. Such access by Purchaser shall be subject to Seller's normal business hours, and any weekends and after hours requested by Purchaser that can be reasonably accommodated by Seller, and Purchaser's investigation shall be conducted in a manner that minimizes interference with the operation of the Assets. All information obtained by Purchaser and its representatives under this Section shall be subject to the terms of the Mutual Non Disclosure Agreement.

Section 8.2

Government Reviews.

Seller and Purchaser shall in a timely manner (a) make all required filings, if any, with and prepare applications to and conduct negotiations with, each governmental agency as to which such filings, applications or negotiations are necessary or appropriate in the consummation of the transactions contemplated hereby specifically including but not limited to the HSR Act, (b) provide such information as each may reasonably request to make such filings, prepare such applications and conduct such negotiations, and (c) request early termination or waiver of any applicable waiting period under the HSR Act. Each party shall cooperate with and use all reasonable efforts to assist the other with respect to such filings, applications and negotiations.

Section 8.3

Notification of Breaches.

Until the Effective Date,

(a)

Purchaser shall notify Seller promptly after Purchaser obtains actual knowledge that any representation or warranty of Seller contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Effective Date or that any covenant or agreement to be performed or observed by Seller prior to or on the Effective Date has not been so performed or observed in any material respect.

(b)

Seller shall notify Purchaser promptly after Seller obtains actual knowledge that any representation or warranty of Purchaser contained in this Agreement is untrue in any material respect or will be untrue in any material respect as of the Effective Date or that any covenant or agreement to be performed or observed by Purchaser prior to or on the Effective Date has not been so performed or observed in a material respect.

If any of Purchaser's or Seller's representations or warranties is untrue or shall become untrue in any material respect between the date of execution of this Agreement and the Effective Date, or if any of Purchaser's or Seller's covenants or agreements to be performed or observed prior to or on the Effective Date (other than on a specified date) shall not have been so performed or observed in any material respect, but if such breach of representation, warranty, covenant or agreement shall be cured and disclosed by the Effective Date (or, if the Effective Date does not occur, by the date set forth in Section 11.1 – the Termination Date), then such breach shall be considered not to have occurred for all purposes of this Agreement.

Section 8.4

Letters-in-Lieu; Assignments.

(a)

Seller will execute on the Effective Date letters in lieu of division and transfer orders relating to the Assets on forms prepared by Purchaser and reasonably satisfactory to Seller to reflect the transaction contemplated hereby, if any are necessary at that time.

(b)

Seller will prepare and Seller and Purchaser will execute, wherein necessary, on the Effective Date all assignments necessary to convey to Purchaser all leases in the proper form customarily used by Purchaser or as prescribed by the applicable governmental body and otherwise acceptable to Purchaser and Seller.

Section 8.5

Special Warranty of Title.

From and after Effective Date, Seller covenants to warrant Defensible and/or Marketable Title to the Leases from the lawful claims of third parties arising prior to Effective Date by, through or under Seller that are not reflected or referred to of record in the counties where the lands covered by the Leases and Units are located or in the materials made available to Purchaser prior to the Effective Date;

Section 8.6

Further Assurances.

After Effective Date, Seller and Purchaser each agrees to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other party for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement.

ARTICLE 9

CONDITIONS TO COMPLETE THE TRANSACTION

Section 9.1

Conditions of Seller to Effective Date.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject, at the option of Seller, to the satisfaction on or prior to Effective Date of each of the following conditions:

(a)

Representations. The representations and warranties of Purchaser set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, except for such breaches, if any, as would not have a Material Adverse Effect;

(b)

Performance. Purchaser shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Effective Date;

(c)

Pending Litigation. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body; provided, however, Effective Date shall proceed notwithstanding any suits, actions or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby;

(d)

Deliveries. Seller shall have delivered to Purchaser via escrow duly executed counterparts of the Conveyances and the other documents and certificates to be delivered by Seller under Effective Date procedures;

Section 9.2

Conditions of Purchaser to Complete the Transaction.

The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject, at the option of Purchaser, to the satisfaction on or prior to Effective Date of each of the following conditions:

(a)

Representations. The representations and warranties of Seller set forth in this Agreement shall be true and correct in all respects (including representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date, except in all cases for such breaches, if any, as would not have a Material Adverse Effect;

(b)

Performance. Seller shall have performed and observed, in all material respects, all covenants and agreements to be performed or observed by it under this Agreement prior to or on the Effective Date;

(c)

Pending Litigation. No suit, action or other proceeding by a third party (including any Governmental Body) seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated by this Agreement shall be pending before any Governmental Body; provided, however, Effective Date shall proceed notwithstanding any suits, actions or other proceedings seeking to restrain, enjoin or otherwise prohibit the consummation of the transactions contemplated hereby brought by holders of preferential purchase rights seeking to enforce such rights with respect to Assets with aggregate Allocated Values of less than ten percent (10%) of the Purchase Price;

(d)

Deliveries. Seller shall be ready and able to deliver to Purchaser duly executed counterparts of the Working Interest Conveyances and option Assignments and the other documents and certificates to be delivered by Seller under Section 10.2;

(e)

Consummation of the Transaction Date is conditioned upon the following.

It is a specific condition to Consummation of the Transaction that:

(i) Parties agree to enter into a separate agreement by Effective Date hereunder to drill at least 10 new wells (subject to continued commercial success) and rework at least 25 older wells, to be funded by Purchaser in increments of $ 220,000 per drilling well and

$25,000 per well on rework wells, with completion of the well programs by 2/1/13 for its proportionate working interest amounts for all such drilling and reworks. (Seller shall supply the balances of working interest costs) See location list attached.

(ii) Purchaser will issue to Seller at Effective Date: 6,500,000 common shares, fully paid and non-assessable, completing such issue and purchase by June 1, 2013, or shall issue an additional 6,000,000 shares of common stock to Seller.

(iii) Purchaser will reserve shares for the raising of capital in the Purchaser programs as agreed in future negotiations based on market conditions and product structure which shall initially consist of: 3,000,000 Units (each unit consisting of one Preferred Class A share and one Warrant) pursuant to attached Designation of Rights and Privileges. Units include a Warrant (common): for 3 years @ an exercise price of $6.50 per share.

(iv) Seller will finish its ongoing rework program on the subject acreage/leases within 45 days of the actual closing date.

(v)  Seller and Purchaser shall execute an operator provided AAPL Operating Agreements for the Working Interests being purchase, attached hereto as Schedule 9.2(e)(v).

(vi)  Seller shall fully cooperate with Purchaser to enable Purchaser's auditors to achieve an audit of the prior operations of the assets, sufficient to meet all Securities and Exchange Commission Rules and Regulations, within 45 days after December 1, 2012.

(vii)  The parties shall execute the AMI Agreement in the form attached as Exhibit D.

ARTICLE 10

EFFECTIVE DATE PROCEDURES

Section 10.1

Time and Place of Consummation of the Transaction.

(a)

Consummation of the purchase and sale transaction as contemplated by this Agreement (the "Effective Date"), shall, unless otherwise agreed to in writing by Purchaser and Seller, take place at 5215 N. O'Connor Boulevard, Suite 1820, Irving, Texas 75039 at 10:00 a.m., local time, on (i) December 1, 2012, or (ii) if all conditions in Article 9 to be satisfied have not yet been satisfied or waived, as soon thereafter as such conditions have been satisfied or waived, such period not to exceed 45 days from December 1, 2012 subject to the rights of the parties under Article 11 hereof.

(b)

The date on which the Effective Date occurs is herein referred to as the "Effective Date."

(c)

If Effective Date does not occur, this Agreement terminates in full and all monies paid to Seller are forfeited.

Section 10.2

Obligations of Seller at Effective Date.

At the Effective Date, upon the terms and subject to the conditions of this Agreement, Seller shall deliver or cause to be delivered to Purchaser, among other things, the following:

(a)

Conveyances of the Assets, in sufficient duplicate originals to allow recording in all appropriate jurisdictions and offices, duly executed by Seller;

(b)

assignments, on appropriate forms, of state and of federal leases comprising portions of the Assets, duly executed by Seller;

(c)

letters-in-lieu of transfer orders covering the Assets or Bills of Sale that are provided by Purchaser pursuant to Section 8.4, duly executed by Seller;

(d)

a certificate duly executed by an authorized corporate officer of Seller, dated as of Effective Date, certifying on behalf of Seller that to the best of its knowledge the conditions set forth in Sections 9.2(a), 9.2(b) and 9.2(c) have been fulfilled;

(e)

an executed statement described in Treasury Regulation §1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code;

(f)

AMI Agreement duly executed; and

(g)

AAPL Operating Agreement duly executed for each property.

Section 10.3

Obligations of Purchaser at Effective Date.

At the Effective Date, upon the terms and subject to the conditions of this Agreement, Purchaser shall deliver or cause to be delivered to Seller (or, in the case of (b), to the agreed escrow agent), among other things, the following:

(a)

the Notes outlined in Section 2.1(b) and (c), which total $3,800,000, which form a portion of the Purchase Price;

(b)

proof of a wire transfer of the $1,400,000 in Purchaser capital, per Section 1.1(a) re

(c)

transfer to the mutually agreed escrow agent of any portion of the Effective Date Payment in same-day funds required to be paid into escrow under Section 1.1(a);

(d)

acceptance of Conveyance of the Assets, duly executed by Purchaser;

(e)

letters-in-lieu of transfer orders covering the Assets or Bills of Sale, duly executed by Purchaser;

(f)

a certificate by an authorized corporate officer of Purchaser, dated as of Effective Date, certifying on behalf of Purchaser that the conditions set forth in Sections 9.2(a), 9.2(b) and 9.2(c) have been fulfilled;

(g)

AMI Agreement duly executed;

(h)

AAPL Operating Agreement duly executed for each property; and

(i)

Investor Rights Agreement duly executed in the form attached as Exhibit C.

Section 10.4

Effective Date Payment

(a)

All payments made or to be made hereunder to Seller shall be by electronic transfer of immediately available funds to the account of Seller pursuant to the wiring instructions reflected in Schedule 10.4(a). All payments made or to be made hereunder to Purchaser shall be by electronic transfer of immediately available funds to a bank and account specified by Purchaser in writing to Seller.

ARTICLE 11

TERMINATION

Section 11.1

Termination.

This Agreement shall be terminated: (i) at any time prior to Effective Date by the mutual prior written consent of Seller and Purchaser; (ii) if Effective Date has not occurred on or before November 15, 2013 (the "Termination Date"); provided that the right to terminate this Agreement under this Section 11.1(ii) shall not be available to Seller or Purchaser, as the case may be, if such party has breached or failed to perform any of its representations, warranties, covenants or obligations under this Agreement and such failure has been a material cause of, or resulted in, the failure of the Effective Date to occur by the Termination Date; (iii) by Purchaser if any condition set forth in Section 9.2 has not been satisfied or waived at Effective Date or (iv) by Seller if any condition set forth in Section 9.1 has not been satisfied or waived at Effective Date.

Section 11.2

Effect of Termination.

If this Agreement is terminated pursuant to (2), (b) or Section 11.1, except as set forth in this Section 11.2 and in Section 11.3, this Agreement shall become void and of no further force or effect (except for the provisions of Sections 6.6, 7.5, 8.1, and 0 which shall continue in full force and effect) and Seller shall be free immediately to enjoy all rights of ownership of the Assets and to sell, transfer, encumber or otherwise dispose of the Assets to any party without any restriction under this Agreement. Notwithstanding anything to the contrary in this Agreement, the termination of this Agreement under Section 11.1(ii) shall not relieve any party from liability for any failure to perform or observe in any material respect any of its agreements or covenants contained herein which are to be performed or observed at or prior to Effective Date.

Section 11.3

Distribution of Deposit Upon Termination.

(a)

If this Agreement is terminated by Seller pursuant to Section 11.1(ii) or Section 11.1, Seller has performed or is ready, willing and able to perform all of its agreements and covenants contained herein which are to be performed or observed at or prior to Effective Date, and Purchaser has failed to perform or observe in any material respects any of its agreements or covenants contained herein which are to be performed or observed at or prior to Effective Date, then Seller:

(i)

may retain the Deposit as liquidated damages as Seller's sole and exclusive remedy for any breach or failure to perform by Purchaser under this Agreement.

(b)

If this Agreement is terminated by Purchaser pursuant to Section 11.1 or Section 9.2, Purchaser has performed or is ready, willing and able to perform all of its agreements and covenants contained herein which are to be performed or observed at or prior to Effective Date, and Seller has failed to perform or observe in any material respects any of its agreements or covenants contained herein which are to be performed or observed at or prior to Effective Date, then, at Purchaser's option:

(i)

Seller shall deliver the Deposit to Purchaser, free of any claims by Seller or any other Person with respect thereto and Purchaser shall have no further liability hereunder of any nature whatsoever to Seller; or

(c)

Notwithstanding anything to the contrary in this Agreement, Purchaser shall not be entitled to receive interest on the Deposit, whether the Deposit is applied against the Purchase Price or returned to Purchaser pursuant to this Section 11.3.

ARTICLE 12

MISCELLANEOUS

Section 12.1

Counterparts.

This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 12.2

Notice.

All notices which are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing and delivered personally, by telecopy or by registered or certified mail, postage prepaid, as follows:

 If to Seller:

Great Northern Energy LLC

Attention:  Joe Loftis

5215 N. O’Connor, Suite 1820

Irving, TX 75039

If to Purchaser:

Rangeford Resources, Inc.

Attention:  President

5215 N. O’Connor, Suite 1820

Irving, TX 75039

Either party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Section 12.3

Sales or Use Tax Recording Fees and Similar Taxes and Fees.

Purchaser shall bear any sales, use, excise, real property transfer or gain, gross receipts, goods and services, registration, capital, documentary, stamp or transfer Taxes, recording fees and similar Taxes and fees incurred and imposed upon, or with respect to, the property transfers or other transactions contemplated hereby. Seller will determine, and Purchaser agrees to cooperate with Seller in determining, sales tax, if any, that is due in connection with the sale of Assets and Purchaser agrees to pay any such tax to Seller at Effective Date. If such transfers or transactions are exempt from any such taxes or fees upon the filing of an appropriate certificate or other evidence of exemption, Purchaser will timely furnish to Seller such certificate or evidence.

Section 12.4

Expenses.

Except as provided in Schedule 0, all expenses incurred by Seller in connection with or related to the authorization, preparation or execution of this Agreement, the conveyances delivered hereunder and the Exhibits and Schedules hereto and thereto, and all other matters related to the Effective Date, including without limitation, all fees and expenses of Seller’s counsel, accountants and financial advisers employed by Seller, shall be borne solely and entirely by Seller, and all such expenses incurred by Purchaser shall be borne solely and entirely by Purchaser.

Section 12.6

Governing Law and Venue/Jurisdiction/Binding Arbitration.

The parties agree this contract shall be construed in accordance with the laws of the State of Texas to the fullest extent lawfully allowable without regard to conflict of laws principles/the choice-of-law doctrine. The parties agree that any controversy or dispute between the parties arising from this agreement and/or its breach shall be resolved in accordance with the following: the parties agree the following dispute resolution provisions shall be controlling as to any dispute between the parties whether or not such involves a controversy or claim arising from the agreement or its breach and shall include any controversy or claim or the like relating to any Texas, Federal or other statute whatsoever. These provisions apply to any claim, action or the like whether based in contract, tort, in law, in equity and/or any other type of claim, action or the like. The parties acknowledge various non-court controversy resolution systems and methods are or are becoming available, and the parties agree to cooperate to select a mediation or arbitration method or other controversy resolution method which is reasonably efficient and affordable including utilization of the American Arbitration Association or other method or system if more available, efficient and cost effective. It is agreed such non-court resolution shall take place in Dallas, Texas or as close thereto as is available, efficient and cost effective. The parties agree to act reasonably in selecting such non-court controversy resolution method. The parties agree if they are unable to reasonably agree on the alternative dispute resolution method within thirty (30) days from which the dispute arises, the parties agree the dispute shall be submitted to the American Arbitration Association under the rules governing commercial disputes. It is agreed any such dispute resolution method shall involve a decision which shall be final, non-appealable and binding upon the parties to this agreement and that a judgment thereon may be entered in the appropriate court of the State of Texas and transferred elsewhere as appropriate. It is agreed the decision may be in the form of an award of damages against one party and in favor of the other party. The mediator, arbitrator, court of the like may award costs and reasonable attorney fees to the prevailing party. Costs shall include taxable costs as well as non-taxable costs such as reasonable travel expenses, expert witness fees, copy, long distance and fax charges as well as delivery charges. It is agreed any applicable statutory or other limitation upon any type of damages and/or remedies whatsoever applying to one or more claims of any type of a party to this agreement, including but not limited to actual, consequential, punitive or other type of damages as well as costs and attorney fees set forth in any other provision of this agreement shall be controlling notwithstanding anything to the contrary in this particular provision.

Section 12.7

Captions.

The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.

Section 12.8

Waivers.

Any failure by any party or parties to comply with any of its or their obligations, agreements or conditions herein contained may be waived in writing, but not in any other manner, by the party or parties to whom such compliance is owed. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

Section 12.9

Assignment.

No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party and any assignment or delegation made without such consent shall be void.

Section 12.10

Entire Agreement.

This Agreement and the documents to be executed hereunder and the Exhibits and Schedules attached hereto constitute the entire agreement between the parties pertaining to the Purchase and Sale Agreement only, and supersede all prior sales agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof.

Section 12.11

Amendment.

(d)

This Agreement may be amended or modified only by an agreement in writing executed by both parties.

(e)

No waiver of any right under this Agreement shall be binding unless executed in writing by the party to be bound thereby.

Section 12.12

No Third-Party Beneficiaries.

Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claims, cause of action, remedy or right of any kind..

Section 12.13

Construction.

Each of Seller and Purchaser has had substantial input into the drafting and preparation of this Agreement and has had the opportunity to exercise business discretion in relation to the negotiation of the details of the transaction contemplated hereby. This Agreement is the result of arm's-length negotiations from equal bargaining positions.

Section 12.14

Limitation on Damages.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, NONE OF PURCHASER, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE ENTITLED TO EITHER PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND EACH OF PURCHASER AND SELLER, FOR ITSELF AND ON BEHALF OF ITS AFFILIATES, HEREBY EXPRESSLY WAIVES ANY RIGHT TO PUNITIVE OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT TO THE EXTENT AN INDEMNIFIED PARTY IS REQUIRED TO PAY PUNITIVE OR CONSEQUENTIAL DAMAGES TO A THIRD PARTY THAT IS NOT AN INDEMNIFIED PARTY.

Section 12.15

Confidentiality.

Purchaser agrees that all information furnished or disclosed by Seller or acquired by Purchaser in connection with the sale of the Assets shall remain confidential prior to Effective Date. Purchaser may disclose such information only to its managers, members, subsidiaries or Affiliates, agents, advisors, counsel or representatives provided each of such Persons agrees in writing or has an enforceable ethical duty to keep confidential and not disclose such information. In the event that Effective Date of the transactions contemplated by this Agreement does not occur for any reason, Purchaser agrees that all information furnished or disclosed by Seller or acquired by Purchaser in connection with the inspection, testing, inventory or sale of the Assets shall remain confidential, with Seller a third party beneficiary of any privilege held by Purchaser.

The foregoing obligations of confidentiality and non-disclosure shall not apply to information that is (a) already known to Purchaser at the time of disclosure, (b) known to the industry or the public at the time of the disclosure to Purchaser or subsequently becomes known to the industry or the public through no fault of Purchaser, or (c) rightfully obtained by Purchaser from a third person who is, at the time such information is received by Purchaser, under no obligation to Seller to hold the same in confidence. Notwithstanding the foregoing, Purchaser may disclose information that based on the advice of counsel, it is required or compelled to disclose by Law or by rule or regulation of any securities exchange or regulatory body.

ARTICLE 13

DEFINITIONS

"AFE" means authority for expenditure.

"Affiliates" with respect to any Person, means any Person that directly or indirectly controls, is controlled by or is under common control with such Person.

"Agreement" has the meaning set forth in the first paragraph of this Agreement.

"Allocated Value" has the meaning set forth in Section 2.2.

"Assessment" has the meaning set forth in.

"Assets" has the meaning set forth in Section 1.2.

"Business Day" means each calendar day except Saturdays, Sundays, and Federal holidays.

"Code" has the meaning set forth in Section 2.2.

"Contracts" has the meaning set forth in Section 1.2(d).

"Conveyance" has the meaning set forth in Section 4.1(b).

"Damages" has the meaning set forth in.

"Defensible Title" has the meaning set forth in Section 4.2.

"Effective Date" has the meaning set forth in Section 1.4.

"Farmout" means that any Carry and Earning Agreement, by and any entity, and Great Northern Energy LLC, related to the assets purchased.

"Environmental Laws" means, as the same have been amended as of the Effective Date, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. ("RCRA"); the Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq. (the "Clean Water Act"); the Clean Air Act, 42 U.S.C. § 7401 et seq. the Hazardous Materials

Transportation Act, 49 U.S.C. § 1471 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 through 2629 ("TSCA"); the Oil Pollution Act, 33 U.S.C. § 2701 et seq.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. § 11001 et seq.; and the Safe Drinking Water Act, 42 U.S.C. §§ 300f through 300j; and all similar Laws as of the Environmental Claim Date of any Governmental Body having jurisdiction over the property in question addressing pollution or protection of the environment and all regulations implementing the foregoing.

"Environmental Liabilities" shall mean any and all environmental response costs (including costs of remediation), damages, natural resource damages, settlements, consulting fees, expenses, penalties, fines, orphan share, prejudgment and post-judgment interest, court costs, attorneys' fees, and other liabilities incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Body to the extent arising out of any violation of, or remedial obligation under, any Environmental Law which is attributable to the ownership or operation of the Properties prior to the Environmental Claim Date or (ii) pursuant to any claim or cause of action by a Governmental Body or other Person for personal injury, property damage, damage to natural resources, remediation or response costs to the extent arising out of or that could arise out of any violation of, or any remediation obligation under, any Environmental Law which is attributable to the ownership or operation of the Properties prior to the Environmental Claim Date.

"Equipment" has the meaning set forth in Error! Referenc.

"Excluded Assets" has the meaning set forth in Section 1.3.

"Farmout Agreement" means any Farmout Agreement.

"Governmental Authorization" has the meaning set forth in 0.

"Governmental Body" means any federal, state, local, municipal, or other governments; any governmental, regulatory or administrative agency, commission, body or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; and any court or governmental tribunal.

"Hydrocarbons" means oil, gas, condensate and other gaseous and liquid hydrocarbons or any combination thereof, including scrubber liquid inventory, ethane, propane, isobutene, nor-butane and gasoline (excluding tank bottoms), and sulphur extracted from hydrocarbons.

"Interests" shall mean the Working Interests as described on Exhibit A.

"Lands" has the meaning set forth in Section 1.2(a).

"Laws" means all statutes, rules, regulations, ordinances, orders, and codes of Governmental Bodies.

"Leases" has the meaning set forth in Section 1.2(a).

"Material Adverse Effect" means any adverse effect on the ownership, operation or value of the Assets, as currently operated, which is material to the ownership, operation or value of the Assets, taken as a whole; provided, however, that "Material Adverse Effect" shall not include general changes in industry or economic conditions or changes in Laws or in regulatory policies.

"Net Revenue Interest" has the meaning set forth in Section 4.2(a).

"NORM" means naturally occurring radioactive material.

"Permitted Encumbrances" has the meaning set forth in Section 4.3.

"Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or agency or subdivision thereof or any other entity.

"Properties" and "Property" have the meanings set forth in Section 1.2(c).

"Property Costs" has the meaning set forth in Section 1.4.

"Purchase Price" has the meaning set forth in Section 2.1.

"Purchaser" has the meaning set forth in the first paragraph of this Agreement.

"Purchaser Indemnitees" shall mean Purchaser, its officers, directors, employees, agents, representatives, affiliates, subsidiaries, successors, assigns, contractors and subcontractors.

"Records" has the meaning set forth in Section 1.2(f).

"Seller" has the meaning set forth in the first paragraph of this Agreement, and includes the plural denotation

"Surface Contracts" has the meaning set forth in Error! Referenc.

"Tax Returns" has the meaning set forth in 0.

"Taxes" means all federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding Taxes or other governmental fees or charges imposed by any taxing authority, including any interest, penalties or additional amounts which may be imposed with respect thereto.

"Termination Date" has the meaning set forth in Section 11.1.

"Third Party Claim" has the meaning set forth in.

"Units" has the meaning set forth in Section 1.2(c).

"Wells" has the meaning set forth in Section 1.2(b).

"Working Interests" shall mean those interests as defined under the AAPL Operating Agreement for the Property and which are generally described by reference on Exhibit A.

IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto on the date first above written.

SELLER:

GREAT NORTHERN ENERGY LLC

(a Texas Limited Liability Company)

By:  /s/ Joe Loftis

Name:

Title: ADES

PURCHASER:

RANGEFORD RESOURCES, INC.

(a Nevada Corporation)

By:   /s/ Frederick Ziegler

Name: Frederick Ziegler

Title: President